Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 24, 2022, relating to the consolidated financial statements of Midwest Holding Inc. appearing in the Company’s Annual Report on Form 10-K for the years ended December 31, 2021 and 2020.

/s/ Mazars USA LLP

Fort Washington, Pennsylvania

July 8, 2022